UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 9, 2025 (May 6, 2025)

Tredegar Corporation

(Exact name of registrant as specified in its charter)

Virginia	1-10258	54-1497771
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Boulders Parkway Richmond, Virginia	23225
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 330-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	TG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 6, 2025, Tredegar Corporation (the “Company”), as borrower, and certain of the Company’s material domestic subsidiaries, as guarantors (the “Guarantors”), entered into Amendment No. 5 (the “Fifth Amendment”) to Second Amended and Restated Credit Agreement dated as of June 29, 2022 (as previously amended, the “Amended Credit Agreement,” and as further amended by the Fifth Amendment, the “Amended ABL Facility”), among JPMorgan Chase Bank, N.A., as administrative agent and a lender (the “Agent”), Bank of America, N.A., Citizens Bank, N.A., and PNC Bank, National Association (collectively, the “Lenders”).

The material terms of the Amended ABL Facility include the following:

•	The Amended ABL Facility provides for a $125 million asset-based facility.

•	The maturity date of the Amended ABL Facility was extended to May 6, 2030.

•

The interest rate margins were reduced to a range between 1.75%-2.25% for any Term Benchmark Loan and any RFR Loan (each as defined in the Amended ABL Facility) and 0.75%-1.25% for any ABR Loan (as defined in the Amended ABL Facility), in each case, based on average quarterly availability.

•

The commitment fee was decreased from 0.40% to (i) 0.25% if the Average Usage (as defined in the Amended ABL Facility) is greater than or equal to 50% and (ii) 0.375% if Average Usage is less than 50%.

•

The borrowing base calculation was amended as follows: (i) real property is no longer eligible to be included in the borrowing base, (ii) the PP&E Component (as defined in the Amended ABL Facility), as included in the borrowing base, was changed to the lesser of (a) 60% of the Net Orderly Liquidation Value (as defined in the Amended ABL Facility) in place of eligible equipment and (b) 30% of the borrowing base and (iii) the amount of eligible cash included in the borrowing base is now capped at 15% of the borrowing base.

•

A Cash Dominion Period (as defined in the Amended ABL Facility) is now triggered when (x) availability falls below the greater of (i) 12.5% of the Line Cap (as defined in the Amended ABL Facility) and (ii) $12,600,000 or (y) during the continuation of an event of default and continuing until (x) availability is above the greater of (i) 12.5% of the Line Cap and (ii) $12,600,000 for 30 consecutive days and (y) no events of default are continuing.

•

Compliance with the fixed charge coverage ratio of 1.00 to 1.00 is now triggered upon the occurrence of availability being less than the greater of (x) 10% of the Line Cap and (y) $10,000,000 and will continue until availability is equal to or greater than the greater of (x) 10% of the Line Cap and (y) $10,000,000 for 30 consecutive days, as long as no events of default are continuing.

The Company and its affiliates regularly engage the Lenders to provide other banking services. All of these engagements are negotiated at arm’s length.

The foregoing description of the Amended ABL Facility is not complete and is qualified in its entirety by reference to the entire Fifth Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

 (d)  Exhibits.

10.1	Amendment No. 5, dated May 6, 2025, to Second Amended and Restated Credit Agreement, dated as of June 29, 2022, by and among Tredegar Corporation, as borrower, certain of Tredegar Corporation’s material domestic subsidiaries, as guarantors, the lenders named therein, JPMorgan Chase Bank, N.A., as administrative agent, and JPMorgan Chase Bank, N.A., Bank of America, N.A., Citizens Bank, N.A., and PNC Capital Markets LLC, as Joint Bookrunners and Joint Lead Arrangers.

104	Cover Page Interactive Data File (formatted in iXBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREDEGAR CORPORATION

Date: May 9, 2025	By:	/s/ Kevin C. Donnelly
Kevin C. Donnelly
Executive Vice President, General Counsel and
Corporate Secretary